Exhibit 4.6

Execution Version

FIFTH SUPPLEMENTAL INDENTURE

FIFTH SUPPLEMENTAL INDENTURE (the “Fifth Supplemental Indenture”), dated as of March 24, 2009, among Ply Gem Industries, Inc. (the “Company”), the guarantors party hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors and the Trustee are parties to the Indenture dated as of February 12, 2004, as supplemented by the First Supplemental Indenture, dated as of August 27, 2004, as further supplemented by the Second Supplemental Indenture, dated as of February 24, 2006, as further supplemented by the Third Supplemental Indenture, dated as of October 31, 2006, and as further supplemented by the Fourth Supplemental Indenture, dated as of May 29, 2008 (as supplemented to date, the “Indenture”), to provide for the issuance of the Company’s 9% Senior Subordinated Notes due 2012;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, the Guarantors and the Trustee may, with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, make certain amendments to the Indenture without notice to any Holder;

WHEREAS, the board of directors of the Company fixed March 20, 2009, as the record date (the “Record Date”) for the purpose of determining the Holders entitled to consent to the amendments to the Indenture and the Notes set forth in this Fifth Supplemental Indenture (the “Amendments”);

WHEREAS, Holders of at least a majority in aggregate principal amount of the Notes outstanding as of the Record Date have given and not withdrawn their consent to the Amendments; and

WHEREAS, the execution of this Fifth Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel with respect to such authorization, and all things necessary to make this Fifth Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee in accordance with its terms have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantors and the Trustee hereby agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.  For purposes of this Fifth Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any terms defined in the Indenture and not defined herein shall have the same meanings herein as therein defined; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

1.2 Effect.  This Fifth Supplemental Indenture shall become effective upon its execution by the parties hereto.  Notwithstanding the foregoing, the Amendments set forth in Article II below shall not become operative until the consummation of the acquisition of an aggregate of $184,632,000 principal amount of the Notes by Caxton-Iseman (Ply Gem) III, L.P. and/or Caxton-Iseman (Ply Gem) IV, L.P. pursuant to those certain Note Purchase Agreements in effect on the date hereof (collectively, the “Note Purchase Agreements”).  If the transactions contemplated by the Note Purchase Agreements are not consummated and $184,632,000 principal amount of the Notes subject thereto are not purchased pursuant to the Note Purchase Agreements, then the Amendments set forth in Article II below shall have no effect and the Indenture and the Notes shall be deemed to be so amended so that they read the same as they did immediately prior to the date hereof.

ARTICLE II

AMENDMENTS

2.1 Amendments.  The Indenture is hereby amended as follows:

(a) The text of each of Sections 4.03, 4.04, 4.05, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.19 and 4.20 is hereby deleted in its entirety and these Sections shall be of no further force and effect and the words “Intentionally Omitted” shall be inserted, in each case, in place of the deleted text.

(b) Section 4.18 is hereby amended to read as follows:

“The Issuer shall comply with Trust Indenture Act § 314(a).”

(c) Section 5.01(a) is hereby amended and restated as follows:

“(a)  The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person (other than a merger with an Affiliate solely for the purpose of and with the effect of changing the Issuer’s jurisdiction of incorporation to another State of the United States or forming a holding company for the Issuer), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Issuer under the Notes and this Indenture; and

(2) immediately prior to and immediately after giving effect to such transaction, no Default shall have occurred and be continuing.”

(d) Section 5.01(b) is hereby amended and restated as follows:

“(b) Parent will not, directly or indirectly, in a single transaction or a series of related transactions, (a) consolidate or merge with or into another Person, or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of Parent and its Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

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(1) either:

(a) Parent will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Parent Successor”) (unless the Parent Successor is the Issuer) expressly assumes, by supplemental indenture in form and substance reasonably satisfactory to the Trustee, all of the obligations of Parent under the Notes and this Indenture; and

(2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.”

(e) Section 5.01(c) is hereby amended by deleting the phrase “, this Indenture and the Registration Rights Agreement, and, in the case of a consolidation or merger with Parent, is a corporation, limited liability company or limited partnership organized and existing under the laws of any State of the United States of America or the District of Columbia” in clause (1)(b) and replacing the phrase with “and this Indenture.”

(f) Section 6.01 is hereby amended as follows:

(i) by deleting the phrase “or in respect of its obligations to make a Change of Control Offer as described under Section 4.09 (whether or not such compliance is prohibited by the subordination provisions of this Indenture)” from clause (3); and

(ii) by deleting the text of each of clauses (4), (5) and (6) in its entirety and by inserting “Intentionally Omitted”, in each case, in place of the deleted text.

(g) Section 8.01 is hereby amended by deleting the text “, 4.03 (as to the legal existence of the Issuer only)” from the third paragraph.

(h) Section 8.02(c) is hereby amended by deleting the phrase “Sections 4.03 (other than with respect to the legal existence of the Issuer), 4.04, 4.05 and 4.09 through 4.20, clause (3) of Section 5.01(a)” in the first sentence and replacing such phrase with “Section 4.18” and by deleting the phrase “, (5), (6)” in the last sentence.

(i) Section 8.03 is hereby amended and restated as follows:

“The following shall be the conditions to the application of either Section 8.02(b) or 8.02(c) hereof to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) to pay the principal of and interest on the Notes on the stated date for payment or on the Redemption Date of the principal or installment of principal of or interest on the Notes,

(2)  Intentionally Omitted,

(3)  Intentionally Omitted,

(4)  Intentionally Omitted,

(5)  Intentionally Omitted,

(6)  the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7)  the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the conditions provided for in clauses (1) and (6) of this Section 8.03 have been complied with.”

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(j) The text of Section 9 of the Notes is hereby deleted in its entirety and replaced with the words “Intentionally Omitted.”

(k) The text of Section 14 of the Notes is hereby deleted in its entirety and replaced with the words “Intentionally Omitted.”

(l) Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to this Article II, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all references in the Indenture and the Notes to paragraphs, Sections, Articles or other terms or provisions of the Indenture referred to in this Article II above or that have been otherwise deleted pursuant to this Fifth Supplemental Indenture are hereby deleted in their entirety.

ARTICLE III

MISCELLANEOUS

3.1 Effect of the Supplemental Indenture.  This Fifth Supplemental Indenture supplements the Indenture and shall be a part and subject to all the terms thereof.  Except as supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

3.2 Counterparts.  This Fifth Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

3.3 GOVERNING LAW.  THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

3.4 Notice of Supplemental Indenture.  The Company shall mail notice of this Fifth Supplemental Indenture to the Holders as required by Section 9.02 of the Indenture.

3.5 Conflict with Trust Indenture Act.  If any provision of this Fifth Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that may not be so limited, qualified or conflicted with, such provision of the Trust Indenture Act shall control.  If any provision of this Fifth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this Fifth Supplemental Indenture, as the case may be.

3.6 Separability Clause.  In case any provision of this Fifth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.7 Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

3.8 Benefits of Supplemental Indenture, etc.  Nothing in this Fifth Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Fifth Supplemental Indenture or the Notes.

3.9 Successors and Assigns.  All agreements by the Company in this Fifth Supplemental Indenture and the Notes shall bind their respective successors.

3.10 Trustee.  The Trustee makes no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.  The recitals and statements herein are deemed to be those of the Company and not of the Trustee.

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IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed on this 24th day of March, 2009.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

PLY GEM HOLDINGS, INC., as Guarantor

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

GREAT LAKES WINDOW, INC.
KROY BUILDING PRODUCTS, INC.
NAPCO, INC.
VARIFORM, INC.
MWM HOLDING, INC.
MW MANUFACTURERS INC.
AWC HOLDING COMPANY
ALENCO HOLDING CORPORATION
AWC ARIZONA, INC.
ALENCO INTERESTS, L.L.C.
ALENCO EXTRUSION MANAGEMENT, L.L.C.
ALENCO BUILDING PRODUCTS MANAGEMENT, L.L.C.
ALENCO TRANS, INC.
GLAZING INDUSTRIES MANAGEMENT, L.L.C.
NEW ALENCO EXTRUSION, LTD.
NEW ALENCO WINDOW, LTD.
NEW GLAZING INDUSTRIES, LTD.
ALENCO EXTRUSION GA, L.L.C.
ALUMINUM SCRAP RECYCLE, L.L.C.
ALENCO WINDOW GA, L.L.C.
ALCOA HOME EXTERIORS, INC.
PLY GEM PACIFIC WINDOWS CORPORATION
, each as a Guarantor

By:	/s/ Shawn K. Poe
Name: Shawn K. Poe
Title: Vice President

[Signature page to Fifth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:	/s/ Richard Prokosch
Name: Richard Prokosch
Title: Vice President

[Signature page to Fifth Supplemental Indenture]